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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 6, 2006
Cardica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51772	94-3287832

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

900 Saginaw Drive, Redwood City, CA	94063

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 364-9975

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On February 6, 2006, Cardica, Inc. filed Post-Effective Amendment No. 1 to Registration 333-129497 to update certain information in its final prospectus filed pursuant to Rule 424(b)(4) on February 2, 2006, to Registration 333-129497, contained under the headings “Risk Factors — Risks Related to Our Business” and “Business — Patents and Intellectual Property”, to provide an updated Report of Independent Registered Public Accounting Firm, and to separate a portion of Note 13 to the financial statements contained therein (Subsequent Events) into a new Note 14 to the financial statements contained therein (Subsequent Event — Potential Patent Interference).
     A copy of the press release further describing the matters referred to in Post-Effective Amendment No. 1 is attached as Exhibit 99.1 to this report and incorporated herein by reference. Neither the filing of any press release as an exhibit to this Current Report on Form 8-K nor the inclusion in that press release of our Internet address shall, under any circumstances, be deemed to incorporate the information available at our Internet address into this Current Report on Form 8-K. The information available at our Internet address is not part of this Current Report on Form 8-K or any other report filed by us with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit
Number	Description
99.1	Press Release titled “Cardica Files Post-Effective Amendment”, dated February 7, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardica, Inc.
(Registrant)

Date: February 7, 2006
/s/ Robert Y. Newell
Robert Y. Newell, Chief Financial Officer

Exhibit Index

Exhibit
Number	Description
99.1	Press Release titled “Cardica Files Post-Effective Amendment”, dated February 7, 2006.